EXHIBIT 99.1

JONES SODA BEGINS TRADING ON THE CANADIAN SECURITIES EXCHANGE UNDER THE TICKER “JSDA”

Seattle, WA – February 18, 2022 – Jones Soda Co. (“Jones” or the “Company”) is pleased to announce, further to its press release dated February 15, 2022, that it has received final listing approval from Canadian Securities Exchange (the “CSE”) and the shares of common stock of the Company will begin trading on the CSE under the ticker symbol “JSDA” on February 18, 2022.

For further details about the Company and the listing transaction, please refer to the Company’s listing statement, which will be available at www.thecse.com as well as under the Company’s profile at www.sedar.com. In addition, please visit the investor relations page on Jones’ website at https://www.jonessoda.com/pages/ir for information about the Company.

About Jones

Headquartered in Seattle, Washington, Jones markets and distributes premium craft beverages under the Jones® Soda and Lemoncocco® brands. A leader in the premium craft soda category, Jones is made with cane sugar and other high-quality ingredients and is known for packaging that incorporates ever-changing photos sent in from its consumers. Jones’ diverse product line offers something for everyone – cane sugar soda, zero-calorie soda and Lemoncocco non-carbonated premium refreshment. Jones is sold across North America in glass bottles, cans and on fountain through traditional beverage outlets, restaurants, and alternative accounts. For more information, visit www.jonessoda.com or www.myjones.com or www.drinklemoncocco.com.

For further information, please contact Mark Murray, the Company’s President and Chief Executive Officer at (206) 624-3357.

Cautionary Statements Regarding Forward Looking Information

Certain statements in this press release are “forward-looking statements” within the meaning of applicable United States securities laws and “forward-looking information” within the meaning of NI 51-102 (collectively, “forward-looking statements”). Forward-looking statements include all passages containing words such as “will,” “aims,” “anticipates,” “becoming,” “believes,” “continue,” “estimates,” “expects,” “future,” “intends,” “plans,” “predicts,” “projects,” “targets,” or “upcoming.” Forward-looking statements also include any other passages that are primarily relevant to expected future events or that can only be evaluated by events that will occur in the future. Forward-looking statements are based on the opinions and estimates of management at the time the statements are made and are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated or implied in the forward-looking statements. The risks and uncertainties that could cause actual results to differ materially from those anticipated or implied in the forward-looking statements. Except as required by law, the Company undertakes no obligation to update any forward-looking or other statements in this press release, whether as a result of new information, future events or otherwise.

Neither the CSE nor its Regulation Services Provider accepts responsibility for the adequacy or accuracy of this release.

Investor Relations Contact:
Cody Slach and Cody Cree
Gateway Investor Relations
1-949-574-3860
JSDA@gatewayir.com